UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2007

MICROHELIX, INC.
(Exact name of Registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

19500 SW 90th Court, Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 503-692-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)   On February 12, 2007, microHelix, Inc. ("microHelix") appointed Steve Ashton as President and Chief Executive Officer of its wholly owned subsidiary, Moore Electronics, Inc., and appointed James E. Horswill as Chief Financial Officer of microHelix. Tyram H. Pettit remains President and Chief Executive Officer of microHelix.

Dr. Ashton has been an independent business coach to CEOs since 2001. From 2001 to 2005, he was a continuous improvement consultant to NRV Incorporated, a public company that manufactures travel trailer and motor coaches. Dr. Ashton was Vice President of Manufacturing at SMC Corporation from 1999 to 2000 and Chief Technology Officer of Ashton Photo Company from 1996 to1998, where he was also President and CEO from 1976 to 1996. Dr. Ashton received his Ph.D. from the University of Oregon.

Mr. James E. Horswill has been Corporate Controller of microHelix since July 2005. From 1998 through 2003, Mr. Horswill was the Accounting Manager of Komatsu Silicon America, Inc., where he also served as Controller from 2003 through 2005. Mr. Horswill received his Bachelor of Science in Business Administration from Linfield College and his M.B.A. from George Fox University.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

microHelix, Inc.
(Registrant)

Date: February 15, 2007	By:	/s/ Tyram H. Pettit
Tyram H. Pettit
President and Chief Executive Officer